Exhibit 3.23

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/13/1994 944242589 – 2435041

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GENTEK HOLDINGS, INC.
Formerly Known as NACLA Holdings, Inc.
(Pursuant to Sections 241 and 245 of the
Delaware General Corporation Law)

Gentek Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

THAT, the name of the Corporation is Gentek Holdings, Inc., and the date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was September 15, 1994; and

THAT, the Corporation filed Amended and Restated Certificates of Incorporation with the Secretary of State of the State of Delaware on October 25, 1994, and on November 7, 1994 (as so amended and restated, the “Certificate of Incorporation”): and

THAT, the directors of the Corporation duly adopted, in accordance with Sections 241 and 245 of the Delaware General Corporation Law, resolutions declaring advisable and adopting this amendment and restatement of the Certificate of Incorporation; and

THAT, the Corporation has not received any payment for any of its capital stock; and

THAT, the text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full:

“ARTICLE I

Name

The name of the corporation is Gentek Holdings, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

(1)  Number and Types of Shares. The total number of shares of all classes of stock that the corporation shall have authority to issue is 6,000,000 shares, consisting of the following: 2,000,000 shares of class A common stock, par value of $0.01 per share (herein called the “Class A Common Stock”); 2,000,000 shares of class B common stock, par value of $0.01 per share (herein called the “Class B Common Stock”); 1,000,000 shares of class C common stock, par value of $0.01 per share (herein called the “Class C Common Stock”); and 1,000,000 shares of class D common stock, par value of $0.01 per share (herein called the “Class D Common Stock”). The Class A Common Stock, the Class B Common Stock, the Class C Common Stock, and the Class D Common Stock are sometimes collectively referred to herein as the “Common Stock”.

(2)  Rights, Powers, Preferences and Privileges of the Common Stock.

(a)  Dividends. The holders of Common Stock shall be paid dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets of the Corporation available for the payment of dividends to the extent permitted by law; provided, however, that no dividend may be declared or paid with respect to any class of Common Stock unless an equal dividend is declared and paid, share for share, with respect to all other outstanding classes of Common Stock.

(b) Voting.

(i)  General. Except as is otherwise provided by law or by subsections (ii) and (iii) below, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder on all matters to be voted on by the common stockholders of the Corporation, and the holders of Common Stock shall vote together as a single class on all matters to be voted on by the common stockholders of the Corporation.

(ii)  Class B Common Stock. Except as is otherwise provided by law, shares of Class B Common Stock shall have no voting rights whatsoever and each holder of Class B Common Stock shall have no voting rights as a stockholder with respect to shares of Class B Common Stock held by such holder.

(iii)  Class D Common Stock. Except as is otherwise provided by law, shares of Class D Common Stock shall have no voting rights whatsoever and each holder of Class D Common Stock shall have no voting rights as a stockholder with respect to shares of Class D Common Stock held by such holder.

(3) Conversion and Exchange of Class A Common Stock.

(a)  Right of Conversion. Subject to and upon compliance with this Section (3), shares of Class A Common Stock shall be convertible into fully paid and non-assessable shares of Class B Common Stock on the basis of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion; provided, that, a share of Class A Common Stock shall not be convertible into Class B Common Stock if, after giving effect to such conversion, no shares of Class A Common Stock would be issued and outstanding.

(b)  Reservation of Shares. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class B Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class B Common Stock sufficient to effect the conversion of all outstanding shares of Class A Common Stock.

(c)  Conversion.

(i)  Certificate Name. If a certificate for shares of Class B Common Stock issued upon conversion is to be issued in a name other than the name of the person in whose name the certificate formerly representing the shares of Class A Common Stock for which such shares are exchanged was issued, then the holder of the certificate being surrendered shall be required to pay any stock transfer taxes payable on account of such transfer.

(ii)  Required Deliveries. Any holder of shares of Class A Common Stock may, at any time and from time to time, convert any or all of such shares held by such holder into an equal number of shares of Class B Common Stock by delivering to the office of the Corporation (a) the certificate or certificates representing the share or shares of Class A Common Stock to be converted, duly endorsed, and (b) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name in which each certificate for shares of Class B Common Stock issued upon such conversion is to be issued and the address of the holder to be recorded on the books of the Corporation.

(iii)  Time of Conversion. Conversion shall be deemed to have been effected at the close of business on the date when the delivery described in subsection (ii) above is made. On the date of such delivery or as promptly thereafter as practicable, the Corporation or its transfer agent shall deliver to each holder electing to convert shares of Class A Common Stock a certificate for the number of full shares of Class B Common Stock issuable upon the conversion of such holder’s shares of Class A Common Stock. Except as is provided in subsection (i) above, any and all transfer taxes, stamp taxes or other expenses incurred or payable in connection with any conversion made pursuant to this Section (3) shall be borne and paid by the Corporation.

(d)  Limit on Conversion. Except as provided in this Section (3), shares of Class A Common Stock shall not be convertible into shares of any other class of stock of the Corporation.

(e)  Cancellation. Shares of Class A Common Stock which are converted into shares of Class B Common Stock pursuant to this Section (3) shall be cancelled by the Corporation and may not be reissued.

(4)  Conversion and Exchange of Class C Common Stock and Class D Common Stock.

(a)  Rights of Conversion. Subject to and upon compliance with this Section (4), shares of Class C Common Stock shall be convertible into fully paid and non-assessable shares of Class D Common Stock on the basis of one share of Class D Common Stock for each share of Class C Common Stock surrendered for conversion, and shares of Class D Common Stock shall be convertible into fully paid and non-assessable shares of Class C Common Stock on the basis of one share of Class C Common Stock for each share of Class D Common Stock surrendered for conversion.

(b)  Reservation of Shares of Class C Common Stock. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class C Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class C Common Stock sufficient to effect the conversion of all outstanding shares of Class D Common Stock.

(c)  Reservation of Shares of Class D Common Stock. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class D Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class D Common Stock sufficient to effect the conversion of all outstanding shares of Class C Common Stock.

(d)  Conversion.

(i)  Certificate Name. If a certificate for shares of Class C Common Stock or Class D Common Stock issued upon conversion is to be issued in a name other than the name of the person in whose name the certificate formerly representing the shares of Class C Common Stock or Class D Common Stock, as the case may be, for which such shares are exchanged was issued, then the holder of the certificate being surrendered shall be required to pay any stock transfer taxes payable on account of such transfer.

(ii)  Required Deliveries. Any holder of Class C Common Stock or Class D Common Stock may, at any time and from time to time, convert any or all of such shares held by such holder into an equal number of shares of Class C Common Stock or Class D Common Stock, as the case may be, by delivering to the office of the Corporation (a) the certificate or certificates representing the share or shares of Class C Common Stock or Class D Common Stock to be converted, duly endorsed, and (b) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name in which each certificate for the shares of Class C Common Stock or Class D Common Stock, as the case may be, issued upon such conversion is to be issued and the address of the holder to be recorded on the books of the Corporation.

(iii)  Time of Conversion. Conversion shall be deemed to have been effected at the close of business on the date when the delivery described in subsection (ii) above is made. On the date of such delivery or as promptly thereafter as practicable, the Corporation or its transfer agent shall deliver to each holder electing to convert shares of Class C Common Stock or Class D Common Stock a certificate for the number of full shares of Class C Common Stock or Class D Common Stock, as the case may be, issuable upon the conversion of such holder’s shares. Except as is provided in subsection (i)

above, any and all transfer taxes, stamp taxes or other expenses incurred or payable in connection with any conversion made pursuant to this Section (4) shall be borne and paid by the Corporation.

(e)  Limit on Conversion. Except as provided in this Section (4), shares of Class C Common Stock and Class D Common Stock shall not be convertible into shares of any other class of stock of the Corporation.

(5)  Preemptive Rights. Holders of shares of Common Stock shall not, as such, have any preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation or any class now or hereafter authorized or issued by the Corporation.

ARTICLE V

Directors

(1)  Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

(2)  To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)  Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

(5)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(6)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(7)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

(8)  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(9)  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

By-laws

The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

ARTICLE IX

Restrictions on Sale or Transfer of Capital Stock

Any invitation to the public (within the meaning of Canadian Securities laws) to subscribe for capital stock of the Corporation is prohibited. The right to transfer shares of capital stock of the Corporation shall be restricted such that no stockholder shall be entitled to transfer any share or shares of capital stock unless:

(a)      such transfer shall have been approved by a vote of the holders of more than 50% of the Common Stock of the Corporation then outstanding at a meeting of such holders or by written consent, in each case in compliance with applicable law and the bylaws of the Corporation; or

(b)      such transfer shall have been approved by a majority of the directors of the Corporation at a meeting of the directors or by written consent, in each case in compliance with applicable law and the bylaws of the Corporation.

ARTICLE X

Stockholders

The number of stockholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, stockholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one stockholder.”

IN WITNESS WHEREOF, Gentek Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Mark E. Bandeen, its President and attested by Richard D. Paterson, its Vice President this 12th day of December, 1994.

GENTEK HOLDINGS, INC.

		By:	/s/ Mark E. Bandeen
Mark E. Bandeen President
ATTEST:

By:	/s/ Richard D. Paterson
Richard D. Paterson
Vice President

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENTEK HOLDINGS, INC.

Under Section 242 of the Delaware Corporation Law

Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of Gentek Holdings, Inc., a Delaware corporation (the “Corporation”) docs hereby certify the following;

FIRST:            The name of the Corporation is Gentek Holdings, Inc.

SECOND:      The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 15, 1994 and the Corporation filed Amended and Restated Certificates of Incorporation with the Secretary of State of Delaware on October 25, 1994, November 7, 1994 and December 13, 1994.

THIRD:                                The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article I thereof, relating to the name of the Corporation, accordingly Article I of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

ARTICLE I

“The name of the Corporation is Fabral Holdings, Inc..”

FOURTH:       The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article IV thereof, relating to the number of shares that the Corporation shall have the authority to issue, accordingly Article IV of the Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

ARTICLE IV

“The total number of shares that the corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.”

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 07/17/1997 971238273 – 2435041

FIFTH:            The amendments to the Amended and Restated Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 17 day of July, 1997.

Gentek Holdings, Inc.

By:	/s/ J. David Smith
Name:	J. David Smith
Title:	Chief Executive Officer